Exhibit 10.35

CONFIDENTIAL TREATMENT
The registrant is requesting confidential treatment of certain information which has been omitted from Sections 4.4, 4.9, 4.11, 4.12, 4.13.3, 4.13.4, 4.15, 4.16 and 9 of this Agreement. The omitted information has been separately filed with the Securities and Exchange Commission.

[English translation from the original Russian language document]

CONTRACT No. СРА-86

Moscow	September 1, 2012

OAO "MegaFon", incorporated and registered in accordance with laws of the Russian Federation, hereinafter referred to as the "Operator", represented by the Deputy General Director of OJSC "Megafon" for Strategic Development M.A. Dubin, acting on the basis of power of attorney No. 5/259-12 dated 27.02.2012, on the one hand, and and TOT MONEY LLC, incorporated and registered in accordance with laws of the Russian Federation, hereinafter referred to as the "Provider", represented by its General Director, Tsahai Khairullaevich Katsaev, acting on the basis of the Articles of Association, on the other hand (hereinafter collectively referred to as the "Parties" and individually as the "Party"), whereas the Parties warrant to each other that they have all necessary rights, licenses, authorizations to enter into the above mentioned relations, have concluded this Contract (hereinafter referred to as the "Contract") to the following effect:

TERMS AND DEFINITIONS

The following terms are used for the purpose of this Contract:

1. Subscriber shall mean a Subscriber of MegaFon and a Visitor.

2. MegaFon Subscriber shall mean an individual, legal entity or individual entrepreneur using communication services of the Operator with whom a contract of communication service is concluded with allocation of a subscriber's number or unique identification code for such a purpose.

3. Subscriber's Device shall mean a technical device including software legally held by a Subscriber enabling the Subscriber to access communication services of the Operators through connection of this terminal device to the communication network of the Operator.

4. Billing System shall mean a certified automated system available at each Branch of the Operator to account for transactions associated with receipt of payments and consumption of communication services by a Subscriber.

5. Video Call shall mean a dialup connection for the purpose of simultaneous transmission of speech and image, to be set by the Operator using equipment of its communication system from the Subscriber Device of the Subscriber to the Information Center of the Provider and from the Information Center of the Provider to the Subscriber Device of the Subscriber via especially allocated Digital Identifiers.

6. Visitor shall mean a user of communication services concluding a contract of communication service with one of the operators of mobile communications, other than the Operator, and to whom services of the Operator are provided (national and/or international roaming).

7. Input Traffic shall mean an aggregate of messages transmitted via the communication network of the Operator (voice calls, video calls, SMS messages, USSD messages, MMS messages) directed from the Information Center of the Provider to Subscriber Devices of Subscribers from Digital Identifiers allocated to the Provider.

8. Voice call – voice dialup connection established by the Operator using equipment of its communication network from the Subscriber Device of a Subscriber to the Information Center of the Provider and from the Information Center of the Provider to the Subscriber Device of the Subscriber via specially allocated Digital identifiers.

9. Subscriber's Request shall mean a request of the Subscriber to the Information Center of the Provider by means of Voice Calls, Video Calls, SMS, USSD and MMS messages, in order to get information-reference and entertainment services.

10. Information Center of the Provider shall mean the service for receipt, storage and processing of various Requests of Subscribers for the purpose to provide information-reference and entertainment services to Subscribers of the Operator. Contents of the Information Center mean an information resource the composition whereof is determined by the Operator in accordance with Annexes Nos. 4, 8 to this Contract.

11. Output Traffic shall mean the aggregate of messages (Subscribers' Requests) transmitted via the communication network of the Operator (voice calls, video calls, SMS messages, USSD messages, MMS messages) transmitted from Subscriber Devices of Subscribers to Digital Identifiers allocated to the Provider.

12. Operator shall mean OJSC "Megafon" including all Branches of the Operator mentioned in Annex No. 7 hereto.

13. Accounting Period shall mean a calendar month when the Provider provided access from the Connection Point to the Information Center of the Provider.

14. Settlement Period shall mean a calendar month of the year following the Accounting Period.

15. Spam shall mean voice calls, video calls, dispatch of SMS messages, USSD messages, MMS messages and other messages sent from various communication channels without prior consent of Subscribers or misrepresenting Subscribers about the nature of such messages and not enabling to identify the sender of the message, including those containing a non-existent or false address of the sender.

16. Connection Point shall mean a point where the Provider's equipment is connected to the equipment of the Operator's communication network, determined depending on the used technology. The point of connection of the Provider's equipment to the communication network of the Operator is specified in Annex No. 1 to this Contract.

17. Branch(es) of the Operator shall mean mentioned one or several branches of OJSC "Megafon" from the list given in Annex No. 7 to this Contract.

18. Digital Identifier shall mean a service number designated to provide Operator Subscribers with access to the Information Center of the Provider via Voice Calls, Video Calls, SMS-, USSD- и MMS- messages. Digital identifier(s) is (are) to be allocated to the Provider by the Operator and/or a Branch of the Operator and is (are) specified in Annex No. 4 to this Contract.

19. MMS (Multimedia Message Service) shall mean a multimedia message containing information in the digital, textual, graphic, audio, video format transmitted by the Operator using equipment of its communication network from the Subscriber Device of the Subscriber to the Information Center of the Provider and from the Information Center of the Provider to the Subscriber Device of the Subscriber via especially allocated Digital Identifiers.

20. SMS (Short Message Service) shall mean a short text message containing information in the digital textual format transmitted by the Operator using equipment of its communication network from the Subscriber Device of the Subscriber to the Information Center of the Provider and from the Information Center of the Provider to the Subscriber Device of the Subscriber via especially allocated Digital Identifiers.

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21. USSD (Unstructured Supplementary Service Data) shall mean a service enabling to arrange for high-speed interactive interaction between a Subscriber and service applications in the data transmission mode, transmitted by the Operator using equipment of its communication network from the Subscriber Device of the Subscriber to the Information Center of the Provider and from the Information Center of the Provider to the Subscriber Device of the Subscriber via especially allocated Digital Identifiers.

22. Fraud Traffic shall mean traffic provided with violation of conditions of clause 2.1.7 hereof as well as requirements of the Operator for the purpose of due fulfillment of this Contract by the Provider and/or third parties engaged by it.

23. Prefix shall mean a combination of letters, digits or symbols contained in the Subscriber's Request.

1. SUBJECT-MATTER OF THE CONTRACT

1.1 The Operator shall arrange access from the Subscriber's Device to the Connection Point for the purpose to gain profit from provision of communication services (attraction of traffic).

1.2. Pursuant to conditions of this Contract the Provider shall ensure access from the Connection Point to the Information Center of the Provider and attract traffic via Digital identifiers allocated by the Operator through organization of Subscribers' Request from the Connection Point to the Information Center of the Provider.

1.3. The Operator shall determine the contents of the Information Center of the Provider by approval of the Provider's Request for determination of the Information Center according to the form given in Annex No. 8 to the Contract. The Provider will send to the Operator a Request for determination of the Information Center of the Provider by method to be additionally agreed upon between the Parties. Contents of the Information Center will be formed according to the interests of Subscribers determined by the Operator.

1.4. The Operator will pay to the Provider a fee for provision of access from the Connection Point to the Information Center of the Provider and attraction of traffic (hereinafter referred to as the "fee") to be calculated according to Annex No.5 to this Contract in accordance with article 3 of this Contract.

1.5. Tariffing of Subscriber access to the Provider Information Center including the cost of Subscribers' Requests shall be formed by the Operator according to tariff classes approved by the Operator and published on the web site www.megafon.ru in the section "For content providers". The Provider may ask the Operator for a change of classification within the framework of tariff classes not more than once every 3 (Three) months. At that, the Operator shall inform the Provider on any changes in the list of tariff classes at least 30 days in advance.

1.6. Each Branch of the Operator named in Annex No. 7 to this Contract will act independently within the framework of this Contract, i.e. will exercise rights and fulfill obligations specified herein for the Operator (including signing Certificates of provided services and execution of other steps under this Contract) other than special rights which may be exercised only by OJSC "Megafon", namely:

•	to give consent to the Provider for use of trademarks and service marks of the Operator in advertisement of its goods, services or contents of the Information center;
•	to amend terms and conditions of settlements hereunder;
•	to extra judicially terminate the Contract by unilateral repudiation of the Contract in cases mentioned in clauses 2.2.6., 4.3., 4.4., 4.7., 4.8., 4.9., 4.10., 4.12., 4.13., 4.15. and in cases mentioned in clauses 7.2, 7.3. hereof.

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•	To assign its rights and obligations under the Contract.
•	If necessary, to get prior written consent of the Provider to use its trademarks and service marks.

2. OBLIGATIONS OF THE PARTIES

2.1. Obligations of the Provider:

2.1.1.         Ensure access from the Connection Point to the Information Center of the Provider for Subscribers within the communication network of the Operator and to attract traffic by Digital Identifiers mentioned in Annexes No. 4, No. 8 hereto, under the terms of Annex No. 1 hereto. At that, the Provider agrees to approve contents of the Information Center of the Provider with the Operator in accordance with Annex No. 8 to the Contract.

2.1.2.         Provide access from the Connection Point to the Information Center within 30 (Thirty) business days after the effective date of this Contract.

2.1.3.         Inform Subscribers on its own on information contents and possibilities of the Information Center of the Provider and on the procedure for provision and use of services provided by the Provider via the Information Center of the Provider.

2.1.4.         Attract traffic over the Accounting Period so that the average cost of attracted Output Traffic per each Digital Identifier allocated to the Provider according to Annex No. 4 to this Contract would be at least 30,000 (Thirty thousand) rubles inclusive of VAT (the minimum average cost of attracted traffic).

2.1.5.          Process Output Traffic from Subscribers to Digital identifiers and by technologies specified in Annex No. 4 hereto using the Information Center in accordance with terms of Annex No. 1 hereto;

2.1.6.         Ensure daily and round-the-clock provision of access from the Connection Point to the Information Center other than breaks to carry out necessary preventive and repair works which will be planned by the Parties for hours of the minimum load.

2.1.7.         Not to use allocated Digital identifiers, connection to equipment of the Operator and any other means of delivery of information to Subscribers of the Operator:

•	To organize Spam;
•	To dispatch unfair advertisement, anti-advertisement;
•	To get confidential information about Subscribers and third parties (unless Subscribers and/or third parties voluntarily provide such confidential information about themselves);
•	To distribute harmful software;
•	For blackmail, i.e. request to transfer alien property or property right or commission of other proprietary acts under the threat of violence, destruction or damage of alien property or under the threat of distribution of data dishonoring the Subscriber or his/her relatives or other data which may cause material damage to rights or legal interests of the Subscriber or his/her relatives.
•	To organize services with incorrect indication of cost and/or other parameters thereof including indication of cost without indication as to inclusiveness or exclusiveness of VAT;
•	For unfair service (partial provision, full absence of service after payment by a Subscriber);
•	Not in accordance with contents of the Information Center of the Provider as specified in Annex No. 4;

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•	To distribute information prohibited for distribution under applicable laws of the Russian Federation or incompliant with applicable ethical norms and principles, offending human dignity, promoting violence, race or national hostility etc., pornographic information;
•	To provide services for transfer of funds from a personal account of a Subscriber to digital wallets such as WebMoney, Yandex Monedy etc., not agreed with the Operator;
•	To take other illegal acts aimed to gain profit.

2.1.8.          Not to attract any Input Traffic upon expiration of 60 (Sixty) days after receipt of the last Request of a Subscriber. Repeated attraction of traffic is possible only via digital identifiers set in annex No. 4 to this Contract, whereto a Subscriber's Request is sent, but not more than once per month for each Subscriber's number. Traffic may be attracted by the Provider only through organization of Subscribers' Requests from the Connection Point of the Operator to the Information Center of the Provider within 60 (Sixty) days after receipt of the last Request from a Subscriber and only upon agreement with the Operator.

2.1.9.          To ensure compliance of contents of the Information Center of the Provider and Input Traffic with norms of applicable laws of the Russian Federation.

2.1.10.        Not to use trademarks and service marks of the Operator in advertisement of its goods, services or contents of the Information center without approval of the Operator.

2.1.11.        When attracting traffic the Provider shall not cause any damage to the Operator including damage of business reputation of the Operator, Subscribers and third parties. No moral harm shall be caused to individuals.

2.1.12.        In case of a written or oral complaint (claim) against the Operator from a Subscriber or other interested persons or competent governmental authorities when a claim is submitted against the Operator as regard to contents of the Information Center poor quality provision of access or refusal of access to the Information Center, improper advertisement of the Information Center, to carry out work in accordance with Annex No. 2 to this Contract.

2.1.13.        In case of a written or oral complaint (claim) of Subscribers to the Operator and/or Provider because of receipt of Input Traffic not ordered by the Subscriber, to ensure measures according to Annex No. 2 to this Contract.

2.1.14.        To fully bear expenses associated with operation of a communication channel, development and modernization of technical means involved to connect to the area of responsibility of the Provider in accordance with Annex No. 1 to this Contract.

2.1.15.        To warrant that the aggregate cost of Input and Output Traffic over all Digital Identifiers over the Accounting Period, calculated according to Table 5.1 of Annex No. 5 hereto will not exceed the cost of the Input Traffic calculated at the tariff rate applicable to the Subscriber, as determined in Annex No. 5 hereto over all Digital identifiers. Details of traffic shall be fixed in a monthly Certificate of Provided Services according to the form of Annex No. 3 hereto.

2.1.16.        To timely and correctly provide documents required for settlements under this Contract.

2.1.17.        For sending response messages to Requests of Subscribers to use a communication channel between own equipment and equipment of the Operator.

2.1.18.        If the Provider engages any third parties for fulfillment of obligations under this Contract, by provision of Digital identifiers to third parties, the Provider obliges to conclude a written contract with such a third party. The contract with the third party shall contain requirements of the Operator to use of Digital Identifiers prescribed in clauses 2.1.7-2.1.10, 2.1.19 and 2.1.20 and the list of Digital Identifiers provided to the third party. The Provider obliges, at the request of the Operator to provide a full list of third parties including their passport data and certified copies of contracts with third parties including the list of Digital Identifiers allocated to the third party, not later than 3 (Three) business days after the relevant request of the Operator. At that, the contract with a third party shall provide for the consent of the third party to disclosure of his/her personal data to the Operator by the Provider for the purposes of this Contract, and such consent should be obtained. The list of Digital Identifiers which may be transferred by the Provider to third parties under relevant contracts shall be specified by the Parties in Annex No. 4 to the Contract. The other Digital Identifiers not directly listed in Annex No. 4 as to be transferred to third parties, may not be transferred by the Provider to third parties.

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2.1.19.        If traffic is attracted by Voice Calls to Digital Identifiers, the Provider obliges to inform Subscribers that the service is provided for a fee by a voice information message lasting not longer than 2 (Two) seconds from commencement of the contact as follows: "The service is for a fee".

2.1.20.        If the Provider offers any stimulating lotteries, actions, quizzes or other incentives (hereinafter referred to as the "Incentives") using Digital identifiers subject to provision of prizes to Subscribers, the Provider shall get a written authorization of the Operator to undertake such Incentives before undertaking the same. If the Operator authorizes the Provider in writing to hold an Incentive, the Provider obliges to inform Subscribers on tax consequences of obtainment of prizes by Subscribers. The Provider shall not carry out lotteries, gambling using Digital Identifiers or provide services not relating to information-reference and entertainment services.

2.1.21.        The Provider shall on the quarterly basis not later than 10 (ten) calendar days after termination of the last month of a quarter and at the request of the Operator send to a Branch of the Operator a certificate of verification of settlements. A copy of the certificate of verification of settlements shall be sent by fax, email and the original – with a courier or registered letter.

2.2.          Obligations and Rights of the Operator:

2.2.1.          To enable connection of the Provider to the Connection Point. To carry out receipt and transmission of Input and Output Traffic to Digital Identifiers according to Annex 4 and in accordance with Annex No. 1 to this Contract.

2.2.2.          To provide Subscribers within the communication network of the Operator with technical possibility of access from the Subscriber Device to the Point of Connection to Digital Identifiers as specified in Annex No. 4 to this Contract.

2.2.3.          Upon Requests of Subscribers to Digital Identifiers allocated to the Provider to transfer the actual subscriber's number of the requesting Subscriber to the Provider for the purposes of identification and further interaction with it.

2.2.4.          To fully bear expenses associated with operation of a communication channel, development and modernization of technical means involved to connect to the area of responsibility of the Operator in accordance with Annex No. 1 to this Contract.

2.2.5.          To timely make settlements with the Provider in accordance with article 3 of this Contract "Settlements" at such amounts as determined according to Annex No. 5 to this Contract.

2.2.6.          The Operator is entitled to control contents of the Information Center of the Provider and quality of information-reference and entertainment services provided by the Provider to Subscribers of the Operator by Digital Identifiers through internet monitoring of WEB sites and by engagement of experts in that area and, if any facts of violation are identified, to timely suspend access of Subscribers from the Subscriber Device to the Connection Point or to extra judicially terminate the Contract by unilateral refusal to fulfill obligations under the Contract subject to notification of the Provider in writing.

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2.3.            Joint Obligations of the Parties:

2.3.1.          The Provider obliges to inform in writing the Operator and each Branch of the Operator on all changes in the name, form of incorporation, address of location, actual address of location and postal address, INN (Taxpayer Identification Number), banking and other details as well as contact details given in Annex No. 7 to this Contract. The term of notice is within 3 (Three) calendar days after relevant change.

2.3.2.          The Operator obliges to notify the Provider in writing on all changes in the name, form of incorporation, address of location, actual address of location and postal address, INN (Taxpayer Identification Number), banking and other details as well as contact details given in Annex No. 7 to this Contract provided that such information concerns changes in relation to the Operator. An Operator's Branch obliges to notify the Provider in writing on all changes in the name, form of incorporation, address of location, actual address of location and postal address, INN (Taxpayer Identification Number), banking and other details as well as contact details given in Annex No. 7 to this Contract provided that such information concerns changes in relation to the relevant Operator's Branch. The term of notice is within 3 (Three) calendar days after relevant change.

3.          SETTLEMENTS

3.1.             A Branch of the Operator shall pay the fee to the provider at such amounts as determined in Annexes Nos. 5 and 6 to this Contract within the terms under clause 3.6 hereof. The amount of the fee is to be determined in rubles exclusive of VAT.

3.2.             The fee shall be paid to the Provider only from the traffic paid by Subscribers. In case of payment by Subscribers of access to the Information Center of the Provider (Subscribers' Requests) within further 90 (Ninety) days, the amount of the Provider's fee will be recalculated in the following Accounting Periods according to tariff rates set in periods of actual provision by the Provider of access from the Connection Point to the Information Center of the Provider and attraction of traffic.

3.3.            On the monthly basis, within first 3 (Three) business days of the month following the Accounting Period the Provider will provide the Operator's Branch with a report on the volume of Input and Output Traffic to Digital Identifiers according to the form of Annex No. 3 to this Contract, at the email address specified in Annex No. 1.

3.4.            On the monthly basis, within 5 (Five) business days of the month following the Accounting Period, a Branch of the Operator shall send to the Provider at the email address mentioned in Annex No.7 a report on the volume of Input and Output Traffic on Digital Identifiers according to the form of Annex No. 3 to this Contract (hereinafter referred to as the "Report of the Operator (Branch of the Operator)"). In case of any violations in the accounting period, the Operator's report shall contain the list of violations associated with non-observance of conditions of the Contract by the Provider and description thereof.

3.5.             The Provider will deliver to the Branch of the Operator, not later than 7 (Seven) business days after the month following the Accounting Period, original bill, Certificate of Provided Services and Report of the Operator according to the form of Annex No. 3 to this Contract. The invoice shall be issued in accordance with such procedure and within such terms as determined in clause 3 of article 169 of the Tax Code of the Russian Federation.

The Certificate of Provided Services, bill and invoice shall be executed on the basis of the Report of the Operator's Branch. The Certificate of Provided Services shall contain information on fines accrued against the Provider for non-observance of conditions of the Contract. When signing the Operator's Report and Certificate of Provided Services, the Provider recognizes violations of conditions of the Contract and the amount of accrued fines. The date of receipt of documents by the Operator from the Provider shall be the date of notification on delivery of the registered letter or the date of acknowledgement of receipt in case of a courier delivery.

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3.6.             If the Operator's Branch does not have any complaints against quality of access from the Connection Point to the Information Center of the Provider, contents of the Information Center of the Provider, quality of information-reference and entertainment services provided by the Provider to Subscribers of the Operator through Digital Identifiers, the Operator's Branch agrees to sign a Certificate of Provided Services and to pay the bill issued by the Provider according to data of the Report of the Operator's Branch by transfer of funds to the settlement account of the Provider not later than 15 (Fifteen) banking days after receipt of the bill, invoice and Certificate of Provided Services. In case of any complaints, the Branch of the Operator shall send a reasoned refusal to the Provider with the list of revealed defects within 5 (Five) business days.

3.7.             In case of any deviation in data contained in reports of the Operator's Branch and reports of the Provider on the total volume of monthly attracted Input and Output Traffic admitted to Digital Identifiers by more than 5% (Five percent), the Operator's Branch will pay the fee to the Provider on the basis of the Operator's data within the terms stipulated in clause 3.6 of this Contract, until clarification of reasons for such deviation. In order to find out reasons for deviation in accounting data, the Operator's Branch and the Provider shall carry out detailed verification according to Annex No. 6 to this Contract. Detailed verification shall be done only after the Provider delivers documents prepared on the basis of the Report of the Operator's Branch.

3.8.             In case of deviation in data in reports of the Parties as regard to the total volume of monthly attracted Input and Output Traffic admitted to Digital Identifiers by less than 5% (Five percent) inclusively, the Operator's Branch will pay to the Provider the fee according to data of the Report of the Operator's Branch within the terms specified in clause 3.6. of this Contract.

3.9.             The fee will be paid to the Provider only after the Operator's Branch receives original documents listed in clause 3.5. of this Contract.

3.10.         Subject to consent of the Operator's Branch, documents may be delivered by fax and/or email according to contact details contained in Annex No.7 to this Contract, subject to immediate sending of original documents by mail or with a courier.

3.11.           The Operator may change terms and conditions of settlements hereunder. At that, the Operator shall send to the Provider a notice not later than 30 (Thirty) calendar days prior to the planned date of such change.

3.12.           The date of settlement of the Provider's bill will mean the date of debit of funds from the settlement account of the relevant Branch of the Operator. Payment of the fee to the Provider for each Operator's Branch shall be made from the settlement account of the relevant Operator's Branch named in Annex No. 7 hereto. All documentation under this article 3 "Settlements" of this Contract shall be sent to the relevant Operator's Branch mentioned in Annex No. 7 to this Contract.

4.          LIABILITY OF THE PARTIES

4.1.             The Parties shall be liable for non-fulfillment or improper fulfillment of obligations under this Contract in accordance with such procedure and at such amounts as determined by applicable laws of the Russian Federation and this Contract.

4.2.             The Operator shall not be liable for quality and accuracy of contents of the Information Center of the Provider. The sole liability for quality and contents of the Information Center of the Provider shall be borne by the Provider. In case of any third parties claims against quality and contents of the Information Center, the Provider obliges to settle such claims on its own.

4.3.             If the Provider does not observe conditions of clause 2.1.4. of this Contract within 3 (Three) months, the Operator is entitled to extra judicially terminate the Contract by unilateral refusal to fulfill its obligations under the Contract, subject to notification of the Provider in writing.

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4.4.          If the Provider fails to observe conditions of clause 2.1.15. of this Contract, traffic will be deemed not attracted by the Provider and no fee will be paid to the Provider by the Operator, the Provider will pay the fine at the amount of [●]* per each event of such violation plus the cost of Input and Output Traffic, calculated according to Table 5.1 of Annex No. 5 to this Contract, over the entire Accounting Period. Besides, the Operator may block Digital Identifiers for 1 (One) month or extra judicially terminate the Contract by unilateral refusal to fulfill its obligations under the Contract, subject to notification of the Provider in writing.

4.5.          The Provider warrants that contents of the Information Center complies with norms of applicable laws of the Russian Federation including norms of law protecting intellectual property rights and means of individualization, on advertisement, as applicable in the Russian Federation as well as norms of international law. The Provider obliges to reimburse to the Operator any damage caused by all charges imposed on the Operator due to violations by the Provider of applicable laws including laws protecting intellectual property rights and means of individualization and due to claims against quality, accuracy of contents of the Information Center subject to delivery by the Operator to the Provider of appropriate documents evidencing such damage caused to the Operator.

4.6.           If any judicial or other decision is issued against the Operator (as a result of illegal acts of the Provider in connection with fulfillment of this Contract, providing for charging of the Operator, the Provider shall compensate to the Operator the full damage including all legal fees not later than 5 (Five) business days after receipt of the request from the Operator on the basis of the Operator's invoice accompanied by a copy of the claim (decision, determination, writ of execution etc.).

4.7.          If the Provider refuses to pay the invoice within 5 (Five) Business days after receipt of the request from the Operator for compensation of the damage caused to the Operator pursuant to clauses 4.5., 4.6. of this Contract, the Operator may extra judicially terminate the Contract by unilateral refusal to fulfill its obligations under the Contract, subject to notification of the Provider in writing.

4.8.          The Operator reserves the right to extra judicially terminate the Contract by unilateral refusal to fulfill its obligations under the Contract, subject to notification of the Provider not later than 7 (Seven) calendar days, in case of use of the communication channel and Digital identifiers by the provider for the purposes not relating to the subject-matter of this Contract.

4.9.          If the Provider violates clause 2.1.8 of Section 2 "Obligations of the Parties", the Operator may charge the Provider with a fine at the amount of [●]* per each violation but not more than [●]* of the fee for attraction of the traffic for a Digital Identifier.

4.10.         If the Provider fails to fulfill conditions of clause 2.1.2. of this Contract, the Operator may extra judicially terminate the Contract by unilateral refusal to fulfill its obligations under the Contract, subject to notification of the Provider in writing.

4.11.         In case of non-observance of the term of delivery of documents according to clause 3.5. hereof, subject to timely fulfillment by the Operator of obligations under clause 3.4 of the Contract, the Operator may charge the Provider with a fine at the amount of [●]* per each event of default, postpone settlements with the Provider to the next Accounting Period and temporarily suspend acceptance and transmission of Input and Output Traffic to Digital identifiers of the Provider until fulfillment of conditions of clause 3.5. of this Contract in full.

4.12.         If the Provider fails to fulfill conditions of clause 2.1.10. of this Contract, the Operator may charge the Provider with a fine at the amount of [●]* on the lump-sum basis per each event of default or set off the amount of the fine against the amount of the fee payable to the Provider for the Accounting Period when the default happened. In addition, the Operator may extra judicially terminate the Contract by unilateral refusal to fulfill its obligations under the Contract, subject to notification of the Provider in writing.

* Omitted pursuant to request for confidential treatment.

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4.13.         If the Operator receives any claim from a Subscriber or third parties or if the Operator discovers any facts of violation by the Provider of conditions under clause 2.1.7. of the Contract, the Parties shall act in accordance with Annex No. 2 to the Contract, at that:

4.13.1.      the Operator may repay funds to all affected Subscribers identified by the Subscriber subject to further withholding of the full amount of Fraud Traffic from the Provider's fee;

4.13.2.      The Operator may apply penalties for the same default under clause 2.1.7 of the Contract for so many times as the number of the Operator's Branches where the default happened according to Table No. 1

4.13.3       In cases mentioned in Annex No.2 the Operator may apply penalties against the Provider taking into account volumes of Input and Fraud Traffic under the Digital Identifier at use whereof defaults happened, but not less than [●]* and not more than [●]* of the amount of the fee for attraction of traffic under the Digital identifier, calculated according to Table No. 1:

Table No.1

Share of Fraud Traffic, %	Fine, rubles	Total amount of all withholdings, rubles
[●]*	[●]*	[●]*
[●]*	[●]*	[●]*
[●]*	[●]*	[●]*
[●]*	[●]*	[●]*
[●]*	[●]*	[●]*
[●]*	[●]*	[●]*
[●]*	[●]*	[●]*
[●]*	[●]*	[●]*
[●]*	[●]*	[●]*

Share of Fraud Traffic Kfraud shall be calculated as follows:

[●]*,

where:

[●]*

[●]*

4.13.4.      If it is impossible to single out Fraud Traffic in the total traffic, in case of confirmation of existence of Fraud Traffic otherwise, the Operator may withhold from the Provider's fee the cost of the revealed volume of Fraud Traffic and charge the Provider with a fine at the amount of [●]* per each event of default but not more than [●]* of the fee for the Digital identifier.

4.13.5.      If the Operator is not able to single out Fraud Traffic, the Provider may determine traffic on its own and to agree with the Operator the amount to be withheld from the fee.

4.13.6.      If the Operator accepts evidences provided by the Provider on any involvement on its part and the part of third parties engaged by it in defaults under clause 2.1.7 of the Contract, the Operator shall not apply any penalties and withhold the cost of revealed Fraud Traffic from the fee".

* Omitted pursuant to request for confidential treatment.

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4.14.         If the Provider defaults under clause 2.1.11. of the Contract, the Provider shall compensate any caused damage to the Operator, a Subscriber or third parties in full.

4.15.         If the Provider defaults under clause 2.1.18 of the Contract, the Operator may charge the Provider with a fine at the amount of [●]* per each event of such default or set off the amount of the fine against the amount of the fee payable to the Provider for the Accounting Period when the default happened. In addition, the Operator may extra judicially terminate the Contract by unilateral refusal to fulfill its obligations under the Contract, subject to notification of the Provider in writing.

4.16.         If the Provider defaults under clause 2.1.19 of the Contract, the Operator may charge the Provider with a fine at the amount of [●]* per each event of such default or set off the amount of the fine against the amount of the fee payable to th Provider for the Accounting Period when the default happened. The fee shall be paid to the Provider by the Operator taking into account any fines set off.

4.17.         The Operator shall bear liability on its own to Subscribers under the contract of communication services in case of inappropriate provision of services within the framework of this Contract.

5.          CONFIDENTIALITY

5.1.           Confidential information shall mean any technical, commercial, financial information, directly or indirectly relating to relations between the Parties, other activities of the Parties or their partners (legal entities of individuals) not published in public printed editions, user documentation for equipment or otherwise disclosed for free access and becoming known to the Parties in the course of fulfillment of this Contract or preliminary negotiations for conclusion hereof.

5.2.           The Parties agree not to disclose any confidential information to third parties and not to otherwise use the same other than for fulfillment of obligations under this Contract. The Parties oblige to undertake all necessary efforts to prevent disclosure of confidential information by their employees, in particular, after their dismissal.

5.3.           Efforts taken by the Parties to prevent disclosure of confidential information shall be at least as strict as efforts taken by them to prevent disclosure of their own information deemed confidential by the Parties.

5.4.           The Parties are responsible for maintenance of confidentiality of any documentation, information, knowledge, experience and results obtained hereunder. The Parties will take all necessary efforts to prevent disclosure of such data and will ensure observance of confidentiality by individuals, legal entities to whom the Parties provide access to such documents.

5.5.           Confidentiality obligations will remain in force within 5 (Five) years after termination of this Contract.

5.6.           Confidentiality obligations shall not apply when disclosure of information is required under applicable laws of the Russian Federation or if confidential information becomes public.

6.          OTHER PROVISIONS

6.1.          Any amendments and supplements to this Contract will be valid only if they are executed in writing and signed by authorized representatives of the Parties.

* Omitted pursuant to request for confidential treatment.

11

6.2.          The Provider may engage third parties for accomplishment of duties being the subject-matter of this Contract, subject to observance of confidentially conditions by such persons. At that, the Provider will remain liable for acts of third parties to the Operator.

6.3.          Neither Party may assign its rights and obligations under this Contract. Each Party recognizes the rights of the other Party for all trademarks, service marks and other intellectual property belonging to the Party and will not however use the same without prior written consent of the other Party.

6.4.          The Parties will take all efforts to resolve disputes by means of negotiations.

6.5.          In case of non-achievement of an agreement and impossibility to come to a compromise, a dispute will be referred to a court at the location of the Operator or the Operator's Branch in whose area of operation such dispute arises.

6.6.          All notices or communications of the Operator's Branch and/or the Operator sent for the purpose of fulfillment or interpretation of this Contract shall be executed in writing and sent by email or fax at the address of the Provider mentioned in article 9 of this Contract. Notices and communications mentioned in this Contract shall be additionally sent with a courier or registered letter within 7 (seven) calendar days (according to the date of the receipt of the postal organization).

6.7.          All notices or communications of the Provider sent for the purpose of fulfillment or interpretation of this Contract shall be executed in writing and sent by email or fax at the address of the Operator's Branch to whom such correspondence is addressed, and OJSC "Megafon" (a copy), specified in Annex No. 7 and article 9 hereof, respectively. Notices and communications mentioned in this Contract shall be additionally sent with a courier or registered letter within 7 (seven) calendar days (according to the date of the receipt of the postal organization).

6.8.          This Contract is executed in the Russian language in 2 (Two) counterparts having the same legal force, one counterpart for the Provider and the Operator.

6.9.          Additional aspects of relations between the Parties shall be determined in accordance with Annexes to this Contract:

•	Annex No.1 "Requirements of the Operator to operative and technical interaction and liability of the Parties at organization of access to the Connection Point"
•	Annex No.2 "The procedure for interaction between the parties at preparation of responses to probable claims and complaints".
•	Annex No.3 "Forms of monthly documents".
•	Annex No.4 "The list of allocated Digital Identifiers" .
•	Annex No.5 "Minutes of agreement upon the amount of the Provider's fee".
•	Annex No.6 "The procedure for verification of data on admitted traffic".
•	Annex No.7 "Contact details of the Parties".
•	Annex No.8 The form of the Provider's Request for determination of contents of the Information Center of the Provider.

All the above listed Annexes to this Contract represent integral parts hereof.

6.10.         The Parties warrant to each other that they possess all necessary rights, licenses, authorizations in accordance with applicable laws of the Russian Federation to enter the above determined relations, conclude this Contract, take the above steps and fulfill obligations under this Contract.

6.11.         The Parties represent that there are no obstacles preventing them from fulfillment of their obligations hereunder.

6.12.         No claim of the Provider against the Operator arising within the framework of this Contract may be assigned to a third party.

12

7.          TERM AND TERMINATION OF THE CONTRACT

7.1.          This Contract will become effective since signing and shall remain in force within one calendar year. The Contract is deemed extended for each further calendar year under the same conditions unless either of the Parties requires termination of the Contract at least 30 (Thirty) days prior to expiration of the term. This Contract may be terminated in cases prescribed by laws of the Russian Federation and/or third Contract.

7.2.          The Contract may be extra judicially terminated at the initiative of the Operator by unilateral refusal to fulfill its obligations under the Contract, subject to notification of the Provider to that effect at least 7 (Seven) calendar days prior to the proposed date of termination, other than in cases described in clauses 2.2.6., 4.3., 4.4., 4.7., 4.8., 4.9., 4.10, 4.12, 4.13, 4.15. of this Contract. At that, the Parties shall make mutual settlements.

7.3.          The Contract may be extra judicially terminated by the Provider by unilateral refusal to fulfill its obligations under the Contract, subject to notification of the Operator to that effect at least 14 (Fourteen) calendar days prior to the proposed date of termination. At that, the Parties shall make mutual settlements.

7.4.          Termination of the Contract for any reason will not release the Parties from the obligation to fully repay their debts, if any, over the entire period prior to termination of this Contract.

8.          FORCE-MAJEURE

8.1.          The Parties to the Contract will be released from liability for full or partial non-fulfillment of their obligations if such non-fulfillment directly results from any force-majeure, i.e. events which could not be foreseen or prevented. Such events include: natural disasters, military acts, adoption by governmental authorities or local authorities of regulatory or law enforcement acts and other steps beyond reasonable foreseeing and control of the Parties.

8.2.          In case of events mentioned in clause 8.1. of the Contract, each Party shall, not later than 5 (Five) days after occurrence of such events, notify the other Party thereon in writing with attachment of an evidence issued by the Chamber of Industry and Commerce or another competent authority. The notice shall contain data on the nature of events, assessment of impact thereof on the possibility of fulfillment by the Party of its obligations under the Contract and estimated terms of existence thereof.

8.3.          In case of events mentioned in clause 8.1. of the Contract, the term of fulfillment by the Party of obligations under the Contract will be postponed pro rata the period of time when such events exist.

8.4.          If force-majeure lasts for more than one month, the Parties will take additional negotiations to find alternative methods of fulfillment of the Contract, or the Contract will be terminated at the initiative of either of the Parties.

13

9.          ADDRESSES AND BANKING DETAILS OF THE PARTIES

	OPERATOR:	PROVIDER:
Address of location:	30, Kadashevskaya embankment, Moscow 115035	9, the 1st Kvesisskaya Street, Moscow, 127220
Postal address:	30, Kadashevskaya embankment, Moscow 115035	82, Marata Street, Saint Petersburg, 191119
INN (Taxpayer Identification Number)	[●]*	[●]*
Settlement account	[●]*	[●]*
Bank's name	Vernadskoe Branch No. 7970 of SBERBANK OF RUSSIA	OJSC ALPHA-BANK
Correspondent account	[●]*	[●]*
BIC (Bank Identification Code)	[●]*	[●]*
KPP (Tax Registration Reason Code)	[●]*	[●]*

10.         SIGNATURES OF THE PARTIES

On behalf of the Operator:	On behalf of the Provider:

М.А.Dubin/_____________________/	Ts.Kh.Katsaev/_______________________/

* Omitted pursuant to request for confidential treatment.

14

CONFIDENTIAL TREATMENT
The registrant is requesting confidential treatment of certain information which has been omitted from Sections 3.1.9 and 3.2.9 of this Annex. The omitted information has been separately filed with the Securities and Exchange Commission.

[English translation from the original Russian language document]

Annex No. 1
to Contract No.
dated the 1st of September 2012

"Requirements of the Operator to operative and technical interaction and liability of the Parties at organization of access to the Connection Point"

Moscow	the 1st of September 2012

OJSC "Megafon", incorporated and registered in accordance with laws of the Russian Federation, hereinafter referred to as the "Operator", represented by the Deputy General Director of OJSC "Megafon" for Strategic Development M.A. Dubin, acting on the basis of power of attorney No. 5/259-12 dated 27.02.2012, on the one hand, and

TOT MONEY LLC, incorporated and registered in accordance with laws of the Russian Federation, hereinafter referred to as the "Provider", represented by the General Director Tsahai Khairullaevich Katsaev acting on the basis of the Articles of Association, on the other hand (hereinafter the Operator and the Provider are collectively referred to as the "Parties" and individually as the "Party"), have agreed to the following effect:

1.          Terms and definitions

All terms and definitions not defined in this Annex shall correspond to terms and definitions given in the Contract.

The Connection Point for various kinds of technologies is:

SMSC – the center of processing of short messages. The set of equipment designated for processing, storage and delivery of short messages of Subscribers.

USSDC – the center of processing of messages, additional services designed for processing and delivery of messages in direct dialogue sessions between a Subscriber and a server application.

ММSC – the center of processing of multimedia messages. The set of equipment designated for processing, storage and delivery of short multimedia of Subscribers.

PT – telephone public communication network.

SC MCS of the Operator – Switching Center of the Mobile Communication System of the Operator.

2.      MUTUAL CONNECTION AND AREAS OF RESPONSIBILITY OF THE PARTIES

2.1. Voice Dialup Connection

Connection of the Information Center of the Provider to technological equipment of the Operator shall be exercised by one of the below listed methods:

2.1.1.          By readdressing of all incoming calls from Digital Identifiers to the internal number in the communication network of the Operator. In this case the connection point is the SIM card with an assigned internal number in the communication network of the Operator whereto readdressing is made. The SIM card is to be issued by the Operator to the Provider on the basis of a separate Contract.

2.1.2.          By means of physical connection of switching equipment of the Operator to the Information Center of the Provider by Digital Channels Е1, interface G.703/G.704, if the Operator and the Provider are technologically ready to realization of such scheme. Carrying capacity of Е1 channels and the number thereof shall be determined in the course of operation depending on load according to criteria of quality determined in section 3 of this Annex. Type of signaling: EDSS1. Electrical parameters in the connection point shall comply with recommendations of МСЭ-Т G.703, load resistance of balanced cables is 120 Om. In this case the connection point will be the point of connection of the E1 channel to the Operator's DDF.

2.1.3.          By readdressing all incoming calls from Digital Identifiers to the number of PT. In this case the connection point is the point of connection of the Operator to the PT operator. This method of connection may be done by the Parties subject to compulsory assignment of the PT number to the region of assignment of the Operator's numbering.

2.1.4.          Via Internet using VoIP protocols, if the Operator and the Provider are technologically ready to realization of such scheme. Technological particularities of the solution are to be additionally agreed upon between the Parties and shall be executed as Minutes of Technical Interaction representing an integral part of this Contract. In this case connection point will be the last switch device of the Internet provider providing the Party with a channel of Internet access.

2.2. Dialup connection for the purpose of simultaneous transmission of speech and image (Video Call)

2.2.1. Connection of the Information Center of the Provider to technological equipment of the Operator shall be exercised by physical connection of the Operator's switch equipment to the Information Center of the Provider by Digital Channels Е1, interface G.703/G.704, if the Operator and the Provider are technologically ready to realization of such scheme. Carrying capacity of Е1 channels and the number thereof shall be determined in the course of operation depending on load. Type of signaling: ISUP. Electrical parameters in the connection point shall comply with recommendations of МСЭ-Т G.703, load resistance of balanced cables is 120 Om. In this case the connection point will be the point of connection of the E1 channel to the Operator's DDF TMR=64Kbit/s.

2.3.Connection to transmit text messages (SMS messages)

For transmission of Subscribers' Requests to the Provider and sending response messages, a communication channel between the Operator's equipment for transmission of short messages SMS and the Provider's equipment is used. The software and hardware complex of the Provider is connected to the Operator's SMS equipment via the protocol SMPP v.3.4 and is possible by one of the below methods:

2.3.1. Via Internet. The Provider on its part sets channel forming equipment (e.g. Cisco with the operational system IOS and support of IP/FW/IPSec 3DES or functionally equivalent one) to connect via Internet. In this case the connection point is the last switch device of the Internet provider providing the Party with an allocated Internet access channel.

2.3.2. By direct connection. The Provider arranges for an allocated communication line with necessary capacity to the SMSC Operator. In this case the connection point will be the point of connection to the Operator's DDF, the Operator who is the closest to SMSC.

2.4. Connection to transmit non-structured messages (USSD messages)

To transmit session requests to the Provider, a communication channel is used between the Operator's USSDC and server equipment of the Provider. The software and hardware complex of the Provider is connected to the Operator's USSDC via the protocol SMPP v3.4 and is possible by one of the following means:

2.4.1. Via Internet. The Provider on its part sets channel forming equipment (e.g. Cisco with the operational system IOS and support of IP/FW/IPSec 3DES or functionally equivalent one) to connect via Internet. In this case the connection point is the last switch device of the Internet provider providing the Party with an allocated Internet access channel.

2.4.2. By direct connection. The Provider arranges for an allocated communication line with necessary capacity to the SMSC Operator. In this case the connection point will be the point of connection to the Operator's DDF, the Operator who is the closest to SMSC.

2.4.3. By direct connection on the technological site of the Operator. The Operator organizes functioning of an demilitarized IP-area (without direct access to the local network of the Operator) where server equipment of the Provider is to be installed. The lease fee payable by the Provider to the Operator for placement of technological equipment of the Provider is regulated by a separate agreement between the Parties.

2.4.4. Due to the session nature of USSD transport, the method of connection described in clause 2.4.3 is preferable to ensure uninterruptible operation of services built on the basis of USSD.

2.5. Connection for transmission of multimedia messages (MMS messages)

Interaction of the Information Center of the Provider and the Operator's MMS equipment is exercised via the protocol EAIF or MM7. For transmission of Subscribers' requests to the Provider and sending response messages, a communication channel shall be used between the Operator's equipment and Provider's equipment for transmission of multimedia MMS messages. The hardware and software complex of the Provider may be connected to the Operator's MMS equipment by one of the following methods:

2.5.1. Via Internet. The Provider on its part sets channel forming equipment (e.g. Cisco with the operational system IOS and support of IP/FW/IPSec 3DES or functionally equivalent one) to connect via Internet. In this case the connection point is the last switch device of the Internet provider providing the Party with an allocated Internet access channel;

2.5.2. By direct connection. The Provider organizes an allocated communication line with necessary capacity to the Operator's MMSC. In this case the connection point will be the point of connection to the DDF of the Operator closest to the Operator's МMSC.

2.6. Connection to get responses to a request for location of a Subscriber (LBS)

2.6.1. Via Internet. Exchange of messages with the provider's Information Center provides for receipt of the text of messages by the Subscriber on the basis of data about location of the Subscriber, transmitted by the Operator's LBS platform to the Provider.

2.6.2. The connection protocol is based upon synchronous XML-RPC calls of the Provider's service methods above v1.1, 1.2. The service is realized and organized by the Provider according to the Operator's requirements to the format of messages.

2.7. Areas of responsibility of the Parties

2.7.1. The area of responsibility of the Operator includes all technical communication facilities and devices belonging to the Operator or leased by it, from the Subscriber Device to the Connection Point including intermediate switchboards, unless otherwise is agreed between the Parties.

2.7.2. The area of responsibility of the Provider includes all technical devices belonging to the Provider or leased by it including intermediate switchboards, from the Connection Point to the Information Center of the Provider.

3.          CRITERIA OF QUALITY AND OPERATIVE TECHNICAL INTERACTION OF THE PARTIES

 3.1. QUALITY CRITERIA for voice connections

The level of lost calls in any direction shall not exceed 1% per hour of the maximum load (HML).

Intensity of load on signal lines shall not exceed 0.2 Erl per signal line. In case of continuous excess of real values of load intensity above the mentioned one, the Parties agree to arrange for additional signal lines within three days since the date of reasoned request of one of the Parties.

Minutes of operative and technical cooperation of the Parties

3.1.1        The Parties oblige to maintain technical facilities and devices in their networks and to ensure due functioning thereof in accordance with:

•              technical documentation for the network equipment;

•              rules of technical operations of the "Cell Mobile Communication Network";

•              applicable branch norms, standards and rules;

•              regulations (rules, guidelines, instructions, orders etc.) of state authorities issued by them within the limits of their competence and approved in accordance with the procedure applicable in the Russian Federation.

3.1.2.      The Parties oblige to keep serviceable terminal equipment and communication facilities and to avoid connection to their network of equipment not having a certificate of compliance from the Ministry of Information Technologies and Communications of the Russian Federation.

3.1.3.      The Parties undertake to carry out thorough control of quality of service of calls in their networks.

3.1.4.      The Operator obliges to ensure transmission to the Provider's network of the number of the calling Subscriber in the Operator's communication network in the format Е164.

3.1.5.      At the request of either of the Parties to provide data on quality of communication via the digital track, to agree upon testing of the digital track between terminal points.

3.1.6.      To immediately find out reasons for incompliance of quality of provided services with norms of quality determined in section 2 of this Annex and to take efforts to eliminate such reasons.

3.1.7.      To immediately arrange for notification in case of accidents and damages and to take coordinated efforts to restore communications.

3.1.8.      Control of quality of communications shall be exercised by observation and control systems as well as sub-systems for management of the network which shall be activated at the Provider's equipment and the SC MCS of the Operator. Requirements to network control sub-systems are specified in МСЭ-Т.

3.1.9.      Interaction of technical personnel of the Provider and Operator in case of deterioration of quality of communication:

•              The personnel of the input direction is responsible for checks and identification of reasons for failure of check connections.

•              Upon submission of a request from an Operator's Subscriber, the technical personnel shall check correctness of sequence of digits dialed up by the Subscriber to reach the required direction, control dialups to confirm non-passages in that direction.

•              If non-passage in this direction is found out, the technical personnel of the Party who revealed the problem shall, together with the technical personnel of the other Party, carry out tests and find out the reasons for such non-passage (failures, mistakes in software, loss of information or other).

•              Requests due to non-passage may be accepted only from the technical personnel at telephone numbers mentioned in Annex No. 7 to this Contract. Within [●]* after receipt of the request, the personnel of the other Party shall inform on reasons for the failure and terms of elimination thereof.

•              In case of failure of equipment of one of the Parties and restoration of its serviceability, the technical personnel of the Party whose equipment failed shall inform the personnel of the other Party to that effect at the telephone numbers mentioned in Annex No. 7 to this Contract.

•              In any case, the time of submission of the request, time of elimination of the damage, reasons, full name of the executor shall be fixed by both Parties in the minutes.

3.1.10.       In case of necessity of execution of planned, repair or preventive works by the Parties on their switching equipment, the Parties will send to each other a written notice by phone, fax or email at the details specified in Annex No. 7 hereto not later than 1 (One) business day prior to the planned date of works. At that, the Parties shall attempt to choose and agree upon such time of works as will impact the least the quality of provided services.

3.2. QUALITY CRITERIA for dialup connection for the purpose of simultaneous transmission of speech and image (video call)

The level of lost calls in any direction shall not exceed 1% per hour of the maximum load (HML).

Intensity of load on signal lines shall not exceed 0.2 Erl per signal line. In case of continuous excess of real values of load intensity above the mentioned one, the Parties agree to arrange for additional signal lines within three days since the date of reasoned request of one of the Parties.

Minutes of operative and technical cooperation of the Parties

3.2.1        The Parties oblige to maintain technical facilities and devices in their networks and to ensure due functioning thereof in accordance with:

•             technical documentation for the network equipment;

•             rules of technical operations of the "Cell Mobile Communication Network";

•             applicable branch norms, standards and rules;

•             regulations (rules, guidelines, instructions, orders etc.) of state authorities issued by them within the limits of their competence and approved in accordance with the procedure applicable in the Russian Federation.

3.2.2.        The Parties oblige to keep serviceable terminal equipment and communication facilities and to avoid connection to their network of equipment not having a certificate of compliance from the Ministry of Information Technologies and Communications of the Russian Federation.

3.2.3.        The Parties undertake to carry out thorough control of quality of service of calls in their networks.

* Omitted pursuant to request for confidential treatment.

3.2.4.        The Operator obliges to ensure transmission to the Provider's network of the number of the calling Subscriber in the Operator's communication network in the format Е164.

3.2.5.        At the request of either of the Parties to provide data on quality of communication via the digital track, to agree upon testing of the digital track between terminal points.

3.2.6.        To immediately find out reasons for incompliance of quality of provided services with norms of quality determined in section 2 of this Annex and to take efforts to eliminate such reasons.

3.2.7.        To immediately arrange for notification in case of accidents and damages and to take coordinated efforts to restore communications.

3.2.8.        Control of quality of communications shall be exercised by observation and control systems as well as sub-systems for management of the network which shall be activated at the Provider's equipment and the SC MCS of the Operator. Requirements to network control sub-systems are specified in МСЭ-Т.

3.2.9.        Interaction of technical personnel of the Provider and Operator in case of deterioration of quality of communication:

•              The personnel of the input direction is responsible for checks and identification of reasons for failure of check connections.

•              Upon submission of a request from an Operator's Subscriber, the technical personnel shall check correctness of sequence of digits dialed up by the Subscriber to reach the required direction, control dialups to confirm non-passages in that direction.

•               If non-passage in this direction is found out, the technical personnel of the Party who revealed the problem shall, together with the technical personnel of the other Party, carry out tests and find out the reasons for such non-passage (failures, mistakes in software, loss of information or other).

•               Requests due to non-passage may be accepted only from the technical personnel at telephone numbers mentioned in Annex No. 7 to this Contract. Within [●]* after receipt of the request, the personnel of the other Party shall inform on reasons for the failure and terms of elimination thereof.

•               In case of failure of equipment of one of the Parties and restoration of its serviceability, the technical personnel of the Party whose equipment failed shall inform the personnel of the other Party to that effect at the telephone numbers mentioned in Annex No. 7 to this Contract.

•               In any case, the time of submission of the request, time of elimination of the damage, reasons, full name of the executor shall be fixed by both Parties in the minutes.

3.2.10.      In case of necessity of execution of planned, repair or preventive works by the Parties on their switching equipment, the Parties will send to each other a written notice by phone, fax or email at the details specified in Annex No. 7 hereto not later than 1 (One) business day prior to the planned date of works. At that, the Parties shall attempt to choose and agree upon such time of works as will impact the least the quality of provided services.

3.3.QUALITY CRITERIA when transmitting SMS/MMS/USSD messages

Time of response of the Information Center of the Provider to a Request from an Operator's Subscriber shall not exceed 10 seconds taking into account time from receipt of the Request from an Operator's Subscriber by the Provider will transmission of the response to the Operator's Subscriber.

* Omitted pursuant to request for confidential treatment.

Minutes of operative and technical cooperation of SMS/MMS/USSD technologies

3.3.1.The Provider is responsible for serviceability of equipment (service) in the area of responsibility of the Provider.

3.3.2. The Operator is responsible for serviceability of equipment in the area of responsibility of the Operator.

3.3.3. Serviceability of the software and hardware complex of the Provider and connection with the Operator's equipment shall be monitored from the working place of the responsible person of the Provider. Monitoring includes control of the status of connection and current load of the software and hardware complex.

3.3.4. If impossibility of sending messages is revealed, the on-duty personnel of the Provider will identify the reason for break of communications.

3.3.5. If it is impossible to connect the technological equipment of the Operator, the on-duty personnel of the Provider will inform the on-duty personnel of the Operator thereon and will carry out joint works with it to restore the communication channel. At the same time the on-duty personnel of the Provider, if necessary, together with the on-duty personnel of the Operator, will take efforts to switch its equipment to another access channel.

3.3.6. All events of breaks in communications will be fixed in appropriate documentation of on-duty shifts of the Parties with compulsory indication of time, measures taken and family names of officials engaged to restore communications.

Signatures of the Parties

On behalf of the Operator:	On behalf of the Provider:

М.А. Dubin/_______________________/	Ts. Kh. Katsaev /_______________________/

[English translation from the original Russian language document]

Annex No. 2
to Contract No. CPA-86
dated the 1st of September 2012

Procedure for Interaction between the Parties when Preparing Responses to Probable Claims and Complaints

Moscow	the 1st of September 2012

OJSC "Megafon", incorporated and registered in accordance with laws of the Russian Federation, hereinafter referred to as the "Operator", represented by the Deputy General Director of OJSC "Megafon" for Strategic Development M.A. Dubin, acting on the basis of power of attorney No. 5/259-12 dated 27.02.2012, on the one hand, and

LLC "TOT MONEY", incorporated and registered in accordance with laws of the Russian Federation, hereinafter referred to as the "Provider", represented by its General Director, Tsahai Khairullaevich Katsaev, acting on the basis of the Articles of Association, on the other hand (hereinafter the Operator and the Provider are collectively referred to as the "Parties" and individually, as the "Party"), mutually agree as follows:

1. If the Operator reveals any event of default by the Provider by any of the methods specified in clause 2.2.6 of the Contract, the Operator shall notify the Provider in writing or by email within one (1) calendar day after such default is revealed, in accordance with the contact details contained in Annex No. 7 to this Contract.

2. Upon receipt of confirmed information of default revealed by the Operator by any of the methods specified in paragraph 2.2.6 of the Contract from the Operator, the Provider shall lock the Prefix for attraction of traffic and/or take other measures to remedy any default on services in violation of the terms and conditions of the Contract within three (3) hours upon receipt from the Operator of confirmed information about such event of default. The Provider shall also take measures to remedy any event of default within its competence as soon as practicable and within three (3) hours upon notice from the Operator notify the Operator of any of the actions done to remedy such event of default. The Provider shall submit evidence of remedy of such event of default or reasoning for impossibility of remedying the event of default by the Provider within the specified period.

3. If the Provider fails to remedy any confirmed event of default revealed by the Operator by any of the methods specified in clause 2.2.6 of the Contract within three (3) hours upon receipt of confirmed information about such event of default from the Operator, the Operator may block for up to one (1) month the Digital Identifiers used for the actions specified in clause 2.1.7 of the Contract. In this case, penalties and other provisions stated in clause 4.13 of the Contract shall apply to the Provider in any case.

4. Any notice sent by the Operator to the Provider with regard to written or oral claims (demands, complaints), requests or suits or other official documents sent to the Operator by the Subscriber or any other interested party or competent state authorities (hereinafter, the “Claims”) as related to the contents (including quality and reliability) of the Information Center out of accordance with the applicable laws or provisions of this Contract, low-quality access provision or provision no access to the Information Center, improper advertising of the Information Center and other violations of its obligations under the Contract specified in clause 2.1.7 of the Contract by the Provider shall contain the following details: the Subscriber’s Number, main points of the claim and date. The Operator shall state the approximate time of the event that has become the reason for such Claim, specify the web resource or any other material (mass media, SMS messages, spam in social networks, etc.) from which the Subscriber has obtained information about the service that has become the subject matter of the Claim, if such facts are known to it.

5. Claims shall include the following types by the service type mentioned in the Claim:

6. Correct Service means provision of access to the Information Center of the Provider at Subscribers’ Requests on the terms and conditions of this Contract.

7. Incorrect Service means any service whose description does not reflect the actual situation, does not comply with the terms and conditions of the Contract, rules established by the Operator, misinforms the Subscriber with regard to the contents and value of the access provided to the Information Center of the Provider at Subscribers’ Requests or service infringing the Subscriber or any third party (including property damage);

8. Messages from competent state authorities;

9. Compromising Service means unlawful acts of third parties infringing the Operator’s goodwill. Unlawful acts in this clause include distribution of untrustworthy information about Prefixes used and/or services provided; placement of public offers for provision of alleged or fictitious access to the Information Center of the Provider without any legal effect specified in such offers; other acts done to infringe the Operator’s goodwill only, including the ones deemed to be unfair competition in accordance with the applicable laws of the Russian Federation.

10. Upon receipt of any Claim by the Operator, the Operator’s representative shall check the Claim with regard to the existence/lack of the Subscriber’s Request to the Information Center of the Provider, existence/lack of tariffing the Request or violations by the Operator when establishing connection to the Digital Identifier allocated to the Provider. If the fact of the Subscriber’s Request is confirmed, and in the course of the inspection no fault in the Operator’s equipment is revealed such a Claim shall be sent by the Operator to the Provider in writing or by email for consideration thereof with accordance with the contact details contained in Annex No. 7 to the Contract.

11. Upon receipt of information about the Claim from the Operator, the Provider’s representative shall check the contents of the Claim as related to any violation by the Provider within one (1) calendar day.

12. If the Correct Service is mentioned in the Claim and access to the Information Center at the Subscriber’s Request is provided in full, the Provider shall send to the Operator its response for forwarding to the Subscriber within one (1) calendar day upon receipt of information about the Claim from the Operator. In this case, the Operator shall not apply any penalty or other terms and conditions provided for in clause 4.13 of the Contract to the Provider.

13. If the Correct Service is mentioned in the Claim but the response from the Information Center to the Subscriber is not given in full and with proper quality, the Provider shall provide access to the Information Center on a repeated basis at the Subscriber’s Request in full within one (1) calendar day. After that, the Provider’s support service shall get in touch with the Subscriber to confirm provision of access to the Information Center at the Subscriber’s Request in full. The Provider shall send an explanation to the Operator with regard to the fact of such Claim. In this case, the Operator shall not apply any penalty or other terms and conditions provided for in clause 4.13 of the Contract to the Provider. If no access to the Information Center may be provided in full for any reason beyond the Provider’s control, the Provider shall notify the Operator thereof with provision of the relevant evidence; the Operator shall not take into account the relevant Subscriber’s Request when calculating the Provider’s fee and make a refund to the Subscriber’s personal account. In this case, the Operator shall not apply any penalty or other terms and conditions provided for in clause 4.13 of the Contract to the Provider.

If the Provider provides no access to the Information Center at the Subscriber’s Request in full once more within the period specified herein and fails to provide evidence of impossibility to provide access to the Information Center for any reason beyond the Provider’s control, the Operator may apply a penalty or other terms and conditions provided for in clause 4.13 of the Contract to the Provider.

14. If the Incorrect Service is mentioned in the Claim, the Provider shall block the Prefix as related to the services breaching the terms and conditions of the Contract within three (3) hours upon receipt of confirmed information about the violation from the Operator. If the Provider has no technical capabilities and on condition of the relevant notice to the Operator containing reasons for absence of such technical capabilities of blocking the Prefix within three (3) hours, the Provider may block the Prefix within twenty-four (24) hours upon receipt of information about the Claim from the Operator. The Provider shall also take measures to remedy the violation within its competence as soon as it is feasible and within three (3) hours upon notice from the Operator notify the Operator of any action to remedy the violation. In particularly complicated cases, the Provider may extend the violation remedy period to three (3) calendar days upon notice about such violation from the Operator. The Provider shall submit evidence of remedy of such violation or reasoning for impossibility of remedying the violation by the Provider within the specified period. An official response shall be sent to the Operator for forwarding to the Subscriber within one (1) calendar day upon receipt of information about the Claim by the Provider. The Operator may apply a penalty or other terms and conditions provided for in clause 4.13 of the Contract to the Provider.

15. If the Operator receives any message from competent state authorities about any violation, upon receipt of such message the Operator shall immediately notify the Provider thereof. In this regard, the Parties shall act in accordance with clauses 2 and 3 hereof.

16. If the Compromising Service is mentioned in the claim, the Provider shall within one (1) calendar day provide conclusive evidence of its noninvolvement in the violation. In this case, such fact shall not be deemed to be evidence if communication channels between the Provider’s equipment and the Operator’s equipment (clause 2.17 of the Contract) have been used for responses to Subscribers’ Requests. The Provider may adduce any other argument to prove its noninvolvement in the violation. Moreover, the Provider shall take any and all measures provided for in clause 2 hereof. The Operator shall consider the evidence submitted by the Provider within five (5) business days upon receipt thereof from the Provider and make a decision on recognition or non-recognition of the service as the Compromising one. If the Provider submits conclusive evidence of its noninvolvement in the violation or if the evidence submitted by the Provider is deemed reasonable and sufficient for the Operator, the Operator shall not apply any penalty or other terms and conditions provided for in clause 4.13 of the Contract to the Provider.

17. If a written or emailed Claim is directly received by the Provider, the Provider shall immediately notify the Operator of the receipt and nature of such a Claim and check the fact of violation. If the fact of violation is confirmed, the Provider shall take measures to remedy the violation in accordance with clause 2 hereof. The Provider shall send to the person whom the Claim has been received from its official response within three (3) business days upon receipt of the Claim and send a copy thereof to the Operator.

18. The Provider may not make any refund to the Subscriber’s personal account upon receipt of information about any type of violations stated herein and when considering Claims. The Operator shall be entitled to make any refund to the Subscriber due to improper access to the Information Center of the Provider only.

19. In all cases of confirmed violations resulting in material damage to the Subscriber when connecting to the Information Center of the Provider and lack of the Provider’s response to the Operator’s notice of the Claim within five (5) business days the Operator shall reimburse the Subscriber for damages restoring the value of the Claim to the Information Center of the Provider on the Subscriber’s account. No Claim under which the Operator has reimbursed the Subscriber for damages shall be taken into consideration in calculation of the Provider’s fee for the relevant Accounting Period. If any confirmed fact of violation in relation to the Request already taken into consideration in calculation and payment of the fee to the Provider in the previous Accounting Periods is revealed, the Provider shall make a refund of the fee accrued on such request to the Operator within five (5) business days upon receipt of the relevant claim from the Operator. The Operator may also set off the above-mentioned amount against payment of the Provider’s fee amount for the Accounting Period immediately following.

20. The Operator and the Provider shall exchange Claim-related documents by facsimile and/or email in accordance with the contact details contained in Annex No. 7 to the Contract. Any notice of violations may, in addition to such communication means, be sent to each other by the Parties by any available means increasing efficiency of Claims processing and remedy of violations.

Signatures of the Parties

On behalf of the Operator:	On behalf of the Provider:

M. A. Dubin /_______________________/	Ts. Kh. Katsaev /_______________________/

[English translation from the original Russian language document]

Annex No. 3
to Contract No. ________
dated ______ __________20_

FORMS OF MONTHLY DOCUMENTS

1.          Form of the Certificate of Provided Services

CERTIFICATE of Provided Services No.____

Under Contract No. _______________ dated ____ _________ 20____

______________                                                                          ____ _________ 20_

OJSC "Megafon", incorporated and registered in accordance with laws of the Russian Federation, hereinafter referred to as the "Operator", represented by the Director of the Operator’s Branch ______________ (insert full name), acting on the basis of power of attorney No. ____________dated __ ________200__, on the one hand, and and (Provider Company) represented by (the Director General of the Provider Company), acting on the basis of the Articles of Association, hereinafter referred to as the "Provider", on the other hand (hereinafter collectively referred to as the "Parties" and individually as the "Party"), enter into this certificate and agree as follows:

1.          Pursuant to the terms and conditions of Contract No. MF/_________ dated ____ _________ 200__ (hereinafter, the “Contract”), the Provider has provided access from the Connection Point to the Information Center of the Provider and attracted traffic for the Accounting Period from ____ _________ to ____ ________ 200__.

No.	Digital Identifier	Transportation technology (SMS, MMS, USSD, voice call, video call)	Output Traffic volume (number of SMS,MMS, USSD messages in pieces, voice calls and video calls in min.)	Input Traffic volume (number of SMS,MMS, USSD messages in pieces, voice calls and video calls in min.)	Output Traffic value calculated at tariff rate for Subscriber in accordance with Annex No. 4 to Contract, in rubles, exclusive of VAT	Total Input and Output Traffic value calculated in accordance with Table 5.1 of Annex No. 5 to Contract, in rubles, exclusive of VAT	Fee amount payable to Provider (in rubles, exclusive of VAT)	Fee amount payable to Provider (in rubles, inclusive of VAT)
1		VOICE
2		SMS
3		MMS
4		USSD
5		Video calls

1.	The Provider has provided access from the Connection Point to the Information Center of the Provider and attracted traffic with proper quality, in due time and in full. The Parties have no claim in relation to each other.

The fee amount payable to the Provider shall be _______ (in words) rubles, inclusive of VAT 18% _____ (in words) rubles.

2.	List of violations subject to penalty made by the Provider:

Relevant clause of the Contract	Penalty amount (exclusive of VAT)*

*VAT shall not be accrued on any penalty amount in accordance with the applicable laws of the Russian Federation

3.          The amount payable to the Provider (clauses 1-2) shall be ______ (in words) rubles, inclusive of VAT 18% _____ (in words) rubles.

4.          This Certificate is made and executed in two equally authentic original copies, one for each of the Parties.

On behalf of the Operator:	On behalf of the Provider:

_________________________ /_______________________/	_________________ /_______________________/

2.          Form of the Operator’s Report on the Input and Output Traffic Volume to Digital Identifiers

REPORT

on the Input and Output Traffic Volume to Digital Identifiers No. ____

and Revealed Violations of the Provider

Under Contract No. _____________ dated ____ _________ 20___

______________                                                      ____ _________ 20_

Pursuant to the terms and conditions of Contract No. MF/__________ dated ____ _________ 200__ entered into by and between the Operator and the Provider in the Accounting Period from ____ _________ to ____ _________ 200__ at the ___________________________ Branch of OJSC "Megafon" (insert the name of the Operator’s Branch) the following traffic volume to the Digital Identifiers was recorded:

Digital Identifier	Transportation technology (SMS, MMS, voice call, video call)	Output Traffic volume (number of SMS, MMS messages in pieces, minutes of voice calls, and video calls)	Input Traffic volume (number of SMS, MMS messages in pieces, minutes of voice calls, and video calls)	Unpaid Output Traffic volume (number of SMS, MMS messages in pieces, minutes of voice calls, and video calls)	Corrections for return of
access earlier unpaid by
Subscribers to Information
Center of the Provider
(Subscribers’ Requests)
(corrections in accordance
with clause 3.2 of the
Contract) (number of
SMS, MMS messages in
pieces, minutes of voice
			calls, and video calls)	Output Traffic volume as related to calculation of value of Provider’s Services	Input Traffic volume as related to value of Provider’s Services
1	0Ахх	VOICE
2	000ххх	SMS
3	667ххх	MMS
4	*ххх#	USSD
5	Video calls	Video call

List of violations

Relevant clauses of this Contract	Contents of violation

We hereby confirm the volume and list of revealed violations:

On behalf of the Operator:	On behalf of the Provider:

_________________________ /_______________________/	_________________________/_______________________/

We hereby approve the Form of the Report on the Input and Output Traffic Volume to Digital Identifiers

On behalf of the Operator:	On behalf of the Provider:

M. A. Dubin /_______________________/	Ts. Kh. Katsaev /_______________________/

CONFIDENTIAL TREATMENT
The registrant is requesting confidential treatment of certain information which has been omitted from this certain information which has been omitted from this Annex. The omitted information has been separately filed With the Securities and Exchange Commission.

[English translation from the original Russian language document]

Annex No. 4
to Contract No. ________
dated the 1st of September 2012

LIST OF ALLOCATED DIGITAL IDENTIFIERS

Moscow	the 1st of September 2012

OJSC "Megafon", incorporated and registered in accordance with laws of the Russian Federation, hereinafter referred to as the "Operator", represented by the Deputy General Director of OJSC "Megafon" for Strategic Development M.A. Dubin, acting on the basis of power of attorney No. 5/259-12 dated 27.02.2012, on the one hand, and

LLC "TOT MONEY", incorporated and registered in accordance with laws of the Russian Federation, hereinafter referred to as the "Provider", represented by its General Director, Tsahai Khairullaevich Katsaev, acting on the basis of the Articles of Association, on the other hand (hereinafter the Operator and the Provider are collectively referred to as the "Parties" and individually, as the "Party"), mutually agree as follows:

In the Operator’s communication network, the following Digital Identifiers are allocated for the Provider with the following tariff rates for the Subscriber, and the following technologies and connection methods are used:

No.	Digital Identifier	Contents of Information Center of Provider	Transportation technology (SMS, MMS, USSD, voice call, video call)	Tariff rate for Subscriber *, in rubles, exclusive of VAT	Connection method	Territory of Digital Identifier
1.	2151	Entertainment and information service, partner programs	SMS	[●]**	SMPP	All OJSC "Megafon" Branches
2.	3151	Entertainment and information service, partner programs	SMS	[●]**	SMPP	All OJSC "Megafon" Branches
3.	6151	Entertainment and information service, partner programs	SMS	[●]**	SMPP	All OJSC "Megafon" Branches
4.	7151	Entertainment and information service, partner programs	SMS	[●]**	SMPP	All OJSC "Megafon" Branches
5.	8151	Entertainment and information service, partner programs	SMS	[●]**	SMPP	All OJSC "Megafon" Branches
6.	9151	Entertainment and information service, partner programs	SMS	[●]**	SMPP	All OJSC "Megafon" Branches
7.	2858	Entertainment and information service, partner programs	SMS	[●]**	SMPP	All OJSC "Megafon" Branches
8.	3858	Entertainment and information service, partner programs	SMS	[●]**	SMPP	All OJSC "Megafon" Branches
9.	2855	Entertainment and information service, partner programs	SMS	[●]**	SMPP	All OJSC "Megafon" Branches
10.	3855	Entertainment and information service, partner programs	SMS	[●]**	SMPP	All OJSC "Megafon" Branches
11.	7155	Entertainment and information service, partner programs	SMS	[●]**	SMPP	All OJSC "Megafon" Branches
12.	7255	Entertainment and information service, partner programs	SMS	[●]**	SMPP	All OJSC "Megafon" Branches
13.	000050	Entertainment and information service, partner programs	SMS	[●]**	SMPP	All OJSC "Megafon" Branches
14.	000070	Entertainment and information service, partner programs	SMS	[●]**	SMPP	All OJSC "Megafon" Branches

** Omitted pursuant to request for confidential treatment.

* - the Subscriber’s Request shall be rated using the SMS technology for each SMS request sent by the Subscriber to the Digital Identifier;

- access of Subscribers registered in the Operator’s network to the Information Center of the Provider shall be rated using the MMS technology depending upon the Operator’s MMSC characteristics or for each MMS request sent by the Subscriber to the Digital Identifier or for each receipt of the response from the Information Center of the Provider by the Subscriber;

- access of Subscribers registered in the Operator’s network to the Information Center of the Provider shall be rated using the USSD technology for each USSD request sent by the Subscriber to the Digital Identifier provided that receipt of the request from the Information Center of the Provider is confirmed by the Operator’s equipment;

- access of Subscribers and Visitors to the Information Center of the Provider using a dialup connection shall be rated on a per-minute basis provided that connections exceeding three (3) seconds (starting from the 4th second) shall be rated. A response from the Information Center of the Provider shall be deemed to be the connection start. The connection time shall be calculated from the connection start.

Signatures of the Parties

On behalf of the Operator:	On behalf of the Provider:

M. A. Dubin /_______________________/	Ts. Kh. Katsaev /_______________________/

CONFIDENTIAL TREATMENT
The registrant is requesting confidential treatment of certain information which has been omitted from this Annex. The omitted information has been separately filed with the Securities and Exchange Commission.

[English translation from the original Russian language document]

Annex No. 5
to Contract No. ___________
dated the 1st of September 2012

MINUTES OF AGREEMENT UPON THE AMOUNT OF THE PROVIDER’S FEE

Moscow	the 1st of September 2012

OJSC "Megafon", incorporated and registered in accordance with laws of the Russian Federation, hereinafter referred to as the "Operator", represented by the Deputy General Director of OJSC "Megafon" for Strategic Development M.A. Dubin, acting on the basis of power of attorney No. 5/259-12 dated 27.02.2012, on the one hand, and

LLC "TOT MONEY", hereinafter referred to as the "Provider", represented by its General Director, acting on the basis of the Articles of Association, on the other hand (hereinafter the Operator and the Provider are collectively referred to as the "Parties" and individually, as the "Party"), mutually agree as follows:

The Provider’s fee for attraction of the Output Traffic to the Digital Identifier of each of the Operator’s Branches in accordance with Annex No. 4 to the Contract shall be specified in accordance with the following equation:

[●]**

where:

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

** Omitted pursuant to request for confidential treatment.

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

[●]**

Table 5.1. Value of Various Types of Traffic Passed by the Operator to or from the Provider:

Transportation technology	Rated unit	Value of traffic unit used for settlements with Provider (in rubles), exclusive of VAT	Connection method
USSD	Paid USSD request	[●]**	direct connection or Internet connection
SMS	SMS leverage	[●]**	direct connection or Internet connection
Dialup connection *	minute	[●]**	direct connection to the Operator’s switch device
	minute	[●]**	connection through redirection of calls
Video call	minute	[●]**	direct connection to the Operator’s switch device
MMS	MMS leverage	[●]**	direct connection or Internet connection
LBS	Location request	[●]**	Level 1 positioning (by the cell identity) Internet connection
	Location request	[●]**	Level 2 positioning (with network parameter measurement) Internet connection

** Omitted pursuant to request for confidential treatment.

* - access of Subscribers (including Visitors) to the Information Center of the Provider using a dialup connection shall be rated on a per-minute basis provided that connections exceeding three (3) seconds (starting from the 4th second) shall be rated. A response from the Information Center of the Provider shall be deemed to be the connection start. The connection time shall be calculated from the connection start;

5.2. The basic ratio of the Provider’s fee shall be specified as follows:

5.2.1. Based on the traffic attracted by the Provider for the Moscow Branch, the Northwest Branch, the Caucasian Branch, and the Volga-Region Branch of OJSC "Megafon":

Е	G
(total monthly value of Output Traffic, in rubles, exclusive of VAT)	(basic ratio of Provider’s fee)
[●]**	[●]**
[●]**	[●]**
[●]**	[●]**
[●]**	[●]**
[●]**	[●]**
[●]**	[●]**

5.2.2. Based on the traffic attracted by the Provider for the Central Branch and the Siberian Branch of OJSC "Megafon":

Е	G
(total monthly value of Output Traffic, in rubles, exclusive of VAT)	(basic ratio of Provider’s fee)

[●]**	[●]**
[●]**	[●]**
[●]**	[●]**
[●]**	[●]**
[●]**	[●]**
[●]**	[●]**

5.2.3. Based on the traffic attracted by the Provider for the Ural Branch and the Far-East Branch of OJSC "Megafon":

** Omitted pursuant to request for confidential treatment.

Е	G
(total monthly value of Output Traffic, in rubles, exclusive of VAT)	(basic ratio of Provider’s fee)

[●]**	[●]**
[●]**	[●]**
[●]**	[●]**
[●]**	[●]**
[●]**	[●]**
[●]**	[●]**

On behalf of the Operator:	On behalf of the Provider:

M. A. Dubin /_______________________/	Ts. Kh. Katsaev /_______________________/

** Omitted pursuant to request for confidential treatment.

[English translation from the original Russian language document]

Annex No. 6
to Contract No. ____________
dated the 1st of September 2012

PROCEDURE FOR VERIFICATION OF DATA OF ADMITTED TRAFFIC

Moscow	the 1st of September 2012

OJSC "Megafon", incorporated and registered in accordance with laws of the Russian Federation, hereinafter referred to as the "Operator", represented by the Deputy General Director of OJSC "Megafon" for Strategic Development M.A. Dubin, acting on the basis of power of attorney No. 5/259-12 dated 27.02.2012, on the one hand, and

LLC "TOT MONEY", incorporated and registered in accordance with laws of the Russian Federation, hereinafter referred to as the "Provider", represented by its General Director, Tsahai Khairullaevich Katsaev, acting on the basis of the Articles of Association, on the other hand, mutually agree as follows:

1.          In the event of any discrepancy in reports prepared by the Operator’s Branch and the Provider exceeding five percent (5%) the Operator’s Branch shall not sign the Certificate of Provided Services received from the Provider until the reasons for such discrepancy are given. The Operator’s Branch shall pay a fee to the Provider in accordance with its own data until the reasons for such discrepancy are given. In order to clear up the reasons for discrepancy of reported data, the Parties shall make a detailed reconciliation and appoint their duly authorized representatives to make a decision on how to remedy such controversy. An agreed decision of such representatives of the Parties shall be executed in the form of a written Reconciliation Report prior to the last day of the month immediately following the Accounting Period, and such report shall contain the value of services provided in the relevant Accounting Period. If according to the Report data it is necessary to adjust earlier made calculations, the above-mentioned adjustment shall be reflected in the invoice for the immediately following Accounting Period in a separate line, and the Provider shall make adjustments in the earlier made-out invoice for the relevant period in accordance with the procedure specified in the provisions of the applicable laws of the Russian Federation. The Certificate of Provided Services shall be signed during the Report execution period.

2.          If the reasons for discrepancy include absence of data in the Billing System of the Operator’s Branch or absence of registered Input Traffic in response to the Output Traffic, such traffic shall be deemed unpaid by the Subscribers, and no fee shall be paid to the Provider for attraction of such traffic.

3.          If the reasons for discrepancy include failure to pay or incomplete payment of the Output Traffic by Subscribers, no fee shall be paid to the Provider for attraction of such traffic

3.          If one of the Parties does not recognize reconciliation results or if one of the Parties refuses to provide traffic-related data for reconciliation, the Parties shall act in accordance with clauses 6.4 and 6.5 of the Contract.

5.          If one of the Parties fails to provide data for reconciliation, the other Party’s data shall be used for calculations as mutually agreed by the Parties.

Signatures of the Parties

On behalf of the Operator:	On behalf of the Provider:

M. A. Dubin /_______________________/	Ts. Kh. Katsaev /_______________________/

CONFIDENTIAL TREATMENT
The registrant is requesting confidential treatment of certain information which has been omitted from this Annex. The omitted information has been separately filed with the Securities and Exchange Commission.

[English translation from the original Russian language document]

Annex No. 7
to Contract No. ________
dated the 1st of September 2012

CONTACT DETAILS OF THE PARTIES

1.          PLACE OF BUSINESS AND DETAILS OF THE OPERATOR’S BRANCHES:

Name of Operator’s Branch	Address (place of business) of Operator’s Branch	Banking details
Central Branch of OJSC "Megafon"	Russian Federation, 603104, Nizhni Novgorod, Nartova 6	Settlement Account [●]* with Citibank, Nizhni Novgorod BIC [●]*
Moscow Branch of OJSC "Megafon"	Russian Federation, 127015, Moscow, Vyatskaya 27, bldg. 42	UniCredit Bank Settlement Account [●]* Correspondent Account [●]* (with Operations Department of Moscow Main Territorial Department of Bank of Russia, Moscow) BIC [●]*
Caucasian Branch of OJSC "Megafon"	Russian Federation, 350051, Krasnodar, Luzana 40	Settlement Account [●]* with Southwest Bank of Sberbank of Russia, Rostov-on-Don, Krasnodar Head Office 8619, Krasnodar BIC [●]*
Volga-Region Branch of OJSC "Megafon"	Russian Federation, 443080, Samara, Moskovskoye shosse 15	Settlement Account [●]* with Volga-Region Head Office of Sberbank of Russia, Samara BIC [●]*
Northwest Branch of OJSC "Megafon"	Russian Federation, 191011, St. Petersburg, Karavannaya 10	Settlement Account [●]* with Bank VTB Severo-Zapad St. Petersburg BIC [●]*
Ural Branch of OJSC "Megafon"	Russian Federation, 620078, Ekaterinburg, Malysheva 122	Settlement Account [●]* with Ural Bank of Sberbank of Russia BIC [●]*
Siberian Branch of OJSC "Megafon"	Russian Federation, 630099, Novosibirsk Region, Novosibirsk, Oktyabrskaya 52	Settlement Account [●]* with Siberian Bank of Sberbank of Russia BIC [●]*
Far-East Branch of OJSC "Megafon"	Russian Federation, 680013, Khabarovsk, Leningradskaya 9A	Settlement Account [●]* VTB Bank Branch in Khabarovsk BIC [●]*

* Omitted pursuant to request for confidential treatment.

2.          CONTACT PERSONS OF THE PARTIES:

2.1.         Contact persons of the Provider:

Area of work	Contact person	Contact details
1. Technical issues	[●]*	[●]* [●]*
2. Settlement issues	[●]*	[●]* [●]*
3. Quality-related claims	Duty shift; Head of the Quality Control Service [●]*	[●]* [●]* (for urgent claims or claims without response)
4. General issues	[●]*	[●]* [●]*

2.2. Contact persons of the Operator:

2.2.1. Contact persons of OJSC “Megafon”:

Area of work	Contact person	Contact details
1. General issues	[●]* [●]*	[●]* Tel.: [●]* [●]* Tel.: [●]*
2. Issues related to allocation of digital identifiers	[●]*	[●]* Tel.: [●]*

2.2.2.          Contact persons of the Central Branch of OJSC “Megafon”:

* Omitted pursuant to request for confidential treatment.

Area of work	Contact person and details	Contact details
1. Technical issues	Duty shift	[●]* Tel.: [●]*, [●]*
2. Settlement issues	[●]*	[●]* Tel.: [●]*
3. Quality-related claims	[●]*	[●]* Tel.: [●]*
4. General issues	[●]*	e-mail [●]* Tel.: [●]*

2.2.3.          Contact persons of the Moscow Branch of OJSC “Megafon”:

Area of work	Contact person and details
1. Technical issues	Duty shift	e-mail: [●]* Tel.: [●]*,[●]*
2. Settlement issues	Sector for Content Service Providers	[●]* Tel.: [●]*
3. Quality-related claims	Claim Sector	[●]* Tel: [●]*
4. General issues	Sector for Content Service Providers	[●]* Tel.: [●]*

2.2.4.          Contact persons of the Caucasian Branch of OJSC “Megafon”:

Area of work	Contact person and details	Contact details
1. Technical issues	Duty shift	[●]*
2. Settlement issues	Service Development and Promotion Group	[●]* [●]* [●]* [●]* [●]* [●]*
3. Quality-related claims	Quality Management Group	[●]* [●]* [●]*
4. General issues	Service Development and Promotion Group	[●]* [●]* [●]*

 * Omitted pursuant to request for confidential treatment.

2.2.5.          Contact persons of the Ural Branch of OJSC “Megafon”:

Area of work	Contact person and details	Contact details
1. Technical issues	OUT duty shift	Telephone: [●]* e-mail: [●]*
2. Settlement issues	[●]*	Telephone: [●]*, [●]* e-mail: [●]*
3. Quality-related claims	[●]*	Telephone: [●]*, [●]* e-mail: [●]*
4. General issues	[●]*	Telephone: [●]*, [●]* e-mail: [●]*

2.2.6.          Contact persons of the Volga-Region Branch of OJSC “Megafon”:

Area of work	Contact person and details	Contact details
1. Technical issues	Duty shift	IT shift mobile [●]* e-mail: [●]*
2. Settlement issues	Department for New Products and Services	[●]* mobile [●]* e-mail: [●]*
3. Quality-related claims	Customer Relations Department	[●]* tel.: [●]* e-mail: [●]*
4. General issues	Department for New Products and Services	[●]* mobile [●]* e-mail: [●]*

2.2.7.          Contact persons of the Northwest Branch of OJSC “Megafon”:

Area of work	Contact person and details	Contact details
1. Technical issues	Duty shift	tel. [●]*
fax [●]*
e-mail: [●]*
2. Settlement issues	Service Promotion Group	tel. [●]*
	[●]*	fax [●]*
e-mail: [●]*
3. Quality-related claims	Service Quality Analysis and Monitoring Group	tel. [●]*
fax [●]*
4. General issues	Service Promotion Group	tel. [●]*
	[●]*	fax [●]*
e-mail: [●]*

* Omitted pursuant to request for confidential treatment.

2.2.8.          Contact persons of the Siberian Branch of OJSC “Megafon”:

1. Technical issues	[●]* (SMS, USSD)	[●]*
tel.: [●]*
mobile: [●]*

	[●]* (SMS, USSD)	[●]*
tel.: [●]*
mobile: [●]*

	[●]* (Voice)	[●]*
tel.: [●]*
mobile: [●]*
2. Settlement and agreement issues	[●]*	[●]*
tel.: [●]*
mobile: [●]*
3. Quality-related claims raised by Subscribers	[●]*	[●]*
tel. [●]*
mobile: [●]*
4. General issues	[●]*	[●]*
tel.: [●]*
mobile: [●]*
5. Emergency	Duty shift (24-hour)	tel.: [●]*
tel.: [●]*
[●]*

2.2.9.          Contact persons of the Far-East Branch of OJSC “Megafon”:

Area of work	Contact person and details	Contact details
1. Technical issues	Duty shift	e-mail: [●]*
tel. [●]*
2. Settlement issues	[●]*	e-mail: [●]*
tel.: [●]*; [●]*
3. Quality-related claims	[●]*	e-mail: [●]*
tel.: [●]*; [●]*
4. General issues	[●]*	e-mail: [●]*
tel.: [●]*; [●]*

* Omitted pursuant to request for confidential treatment.

Signatures of the Parties
On behalf of the Operator:	On behalf of the Provider:

M. A. Dubin /_______________________/	Ts. Kh. Katsaev /_______________________/

[English translation from the original Russian language document]

Annex No. 8
to Contract No. _______
dated the 1st of September 2012

Form of the Provider’s Request for Determination of Contents of the Information Center of the Provider

Contents of Information Center of Provider
Provider
Digital Identifier
Service value, tariff class level (exclusive of VAT)
Website
Start date of service
End date of service

A request shall contain the following parts:

1.          Short Description

In this part, options provided by the service are described in a few sentences, including description of technologies it is based on (voice, SMS, MMS, etc.) and partners providing such service functionality.

2.          Extended Description

With a complicated functionality, key features may be described in more detail. It may include information about additional options and standard scenarios for use of the service for the Subscriber. The text should not be overloaded with technical details but should form the Subscriber’s need for the proposed service.

3.          How to Use It

This part shall contain a stagewise description of the Subscriber’s actions the Subscriber should do in order to use the service, including the key request parameters. It should include a description of results of the Subscriber’s actions, i.e. the resulting part of the service as seen by the Subscriber should be described.

4.          Additional Information

This part should include advertising sites where information about the service may be found.

5.          Limitations

This part should include, whenever possible, all limitations resulting in the failure to use the service. Such limitations may be territorial (Moscow – regions – roaming), tariff (advance – credit), hardware (telephone models), syntactic (request formats), logical (consequence of interaction with the service software, functional, etc.6 Appendices

This part contains all possible lists of headers, key words and other service-related reference information.

Signature of the Provider

Duly authorized person, full name

Date Seal